                                                                       Exhibit 1



                    SHINHAN FINANCIAL GROUP CO., LTD.

                    Non-Consolidated Financial Statements

                    (Unaudited)

                    March 31, 2004

                    (With Independent Accountants' Review Report Thereon)

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

                  Based on a report originally issued in Korean



To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:


We have reviewed the non-consolidated balance sheet of Shinhan Financial Group Co., Ltd. (the "Company") as of March 31, 2004, the related non-consolidated statements of earnings and cash flows for the quarter ended March 31, 2004 and 2003. These non-consolidated financial statements are the responsibility of the Company's management. Our responsibility is to issue a report on these financial statements based on our review.

We conducted our review in accordance with the Review Standards for Semiannual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. These Standards require that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review consists principally of inquiries of company personnel and analytical procedures applied to financial data and, thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the non-consolidated financial statements referred to above are not presented fairly, in all material respects, in accordance with the Financial Accounting Standards, as established by the Financial Supervisory Commission of the Republic of Korea.

The non-consolidated balance sheet of the Company as of December 31, 2003 and the related non-consolidated statements of earnings, appropriation of retained earnings and cash flows for the year then ended, which are not accompanying this report, were audited by us and our report thereon, dated January 30, 2004, expressed an unqualified opinion. The accompanying non-consolidated balance sheet of the Company as of December 31, 2003, presented for comparative purposes, is not different from that audited by us in all material respects.

The accompanying non-consolidated financial statements have been translated into United States dollars solely for the convenience of the reader, on the basis set forth in Note 2(b) to the non-consolidated financial statements.

The following matters may be helpful to the readers in their understanding of the non-consolidated financial statements:

As discussed in Note 2(a) to the non-consolidated financial statements, accounting principles and review standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and review standards and their application in practice.

As described in Note 1(a) to the non-consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at W627,339 million (W21,000 per share), through after-hour block trading.

As described in Note 1(b) to the non-consolidated financial statements, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors' Meeting held on April 12, 2004. As a result, the Company will provide a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who are against the share exchange, are entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with the resolution of extraordinary shareholders' meeting of Chohung Bank to be held on May 24, 2004, and the remaining shares will be subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004.

As described in Note 1(k) to the non-consolidated financial statements, on April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information Co., Ltd. from LSH Holdings LLC. As a result, the Company's percentage of ownership is to be increased to 100% and Shinhan Credit Information Co., Ltd. will become wholly owned subsidiary of the Company.

As described in Note 4 to the non-consolidated financial statements, Shinhan Bank and Chohung Bank are holding loans (including securities and guarantees and acceptances) provided to SK Networks Co., Ltd., which has been controlled by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea, amounting to W376,391 million and W318,186 million, respectively. As regards to those loans, Shinhan Bank and Chohung Bank provide W106,358 million and W91,487 million of allowance for loan losses, respectively, as of March 31, 2004. Actual losses on those loans may differ materially from the management's assessments. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

As described in Note 4 to the non-consolidated financial statements, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities Co., Ltd. are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to W272.4 billion, W253.5 billion and W4.9 billion, respectively. Actual losses on these loans and securities may differ materially from the management's assessments and the accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method. Shinhan Bank and Chohung Bank have provided W81.0 billion and W73.4 billion of additional capital, respectively, for the quarter ended March 31, 2004, and will convert W121.7 billion and W110.3 billion of loans, respectively, to equity shares.

As described in Note 12 to the non-consolidated financial statements, the Company recorded W2,335,639 million of assets (representing 26.3% of non-consolidated total assets) as of March 31, 2004 and W28,933 million of operating revenue (representing 15.7% of non-consolidated total operating revenue) for the quarter ended March 31, 2004 through its related party transactions.

As described in Note 14(a) to the non-consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company's shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003. The acquisition of the shares was accounted for using the purchase method, and the acquisition cost of the shares and goodwill were W1,857,983 million and W840,244 million, respectively. Additionally, pursuant to the acquisition agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of W652,284 million related to Asset Indemnity Payment, W166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.








KPMG Samjong Accounting Corp.
Seoul, Korea
April 23, 2004






















--------------------------------------------------------------------------------
This report is effective as of April 23, 2004, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.
--------------------------------------------------------------------------------

                        Shinhan Financial Group Co., Ltd.

                         NON-CONSOLIDATED BALANCE SHEETS

                      March 31, 2004 and December 31, 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                       Won                     U.S. dollars (note 2)
                                                            -------------------------        -------------------------
                                                               2004           2003              2004            2003
                                                            ----------      ---------        ----------      ---------
      Assets

Cash and due from bank (notes 3 and 12)                     W  217,082          5,353        $  188,178          4,640
Securities (note 4)                                          6,547,254      6,308,538         5,675,498      5,468,566
Loans (notes 5, 12 and 13)                                   2,080,476      1,935,180         1,803,463      1,677,514
Fixed assets (note 6)                                            1,957          2,020             1,696          1,751
Other assets (notes 7, 12 and 13)                               45,732         43,339            39,644         37,569
                                                            ----------      ---------        ----------      ---------
                                                            W8,892,501      8,294,430        $7,708,479      7,190,040
                                                            ==========      =========        ==========      =========

      Liabilities and Stockholders' equity

Liabilities:
  Borrowings (notes 8 and 13)                               W  259,216        165,868        $  224,702        143,783
  Debentures (notes 9 and 13)                                2,029,693      1,980,543         1,759,443      1,716,837
  Retirement and severance benefits (note 10)                       49              -                42              -
  Other liabilities (notes 11 and 13)                          244,759         30,464           212,170         26,408
                                                            ----------      ---------        ----------      ---------
           Total liabilities                                 2,533,717      2,176,875         2,196,357      1,887,028
                                                            ----------      ---------        ----------      ---------
Stockholders' equity:
  Capital stock of W5,000 par value (note 15)                1,958,530      1,958,530         1,697,755      1,697,755
    Common stock
      Authorized - 1,000,000,000 shares
      Issued - 294,401,300 shares
    Preferred stock
      Issued - 97,304,564 shares
  Capital surplus                                            3,316,380      3,316,380         2,874,809      2,874,809
  Retained earnings (note 16)                                  771,818        866,398           669,051        751,038
  Capital adjustments (notes 4 and 17)                         312,056        (23,753)          270,507        (20,590)
                                                            ----------      ---------        ----------      ---------
           Total stockholders' equity                        6,358,784      6,117,555         5,512,122      5,303,012
Commitments and contingencies (note 14)
                                                            ----------      ---------        ----------      ---------
                                                            W8,892,501      8,294,430        $7,708,479      7,190,040
                                                            ==========      =========        ==========      =========

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                     NON-CONSOLIDATED STATEMENTS OF EARNINGS

                 For the quarters ended March 31, 2004 and 2003

  (In millions of Won and thousands of U.S. dollars, except earnings per share)

                                   (Unaudited)

                                                                       Won                     U.S. dollars (note 2)
                                                              -----------------------          -----------------------
                                                                2004            2003             2004            2003
                                                              --------         ------          --------         ------
Operating revenue:
  Valuation gain using the equity method
   (notes 4 and 25)                                           W155,528         64,722          $134,819         56,104
  Interest income (note 12)                                     28,932         15,257            25,080         13,226
                                                              --------         ------          --------         ------
                                                               184,460         79,979           159,899         69,330
Operating expense:
  Interest expense                                              30,366         14,287            26,323         12,385
  Fees and commission                                               52          1,989                45          1,724
  General and administrative expenses (note 19)                  8,785          7,384             7,615          6,401
                                                              --------         ------          --------         ------
                                                                39,203         23,660            33,983         20,510
                                                              --------         ------          --------         ------
Operating income                                               145,257         56,319           125,916         48,820
Non-operating income (expense):
  Gain (loss) on foreign currency translation, net                   2              3                 1              2
  Loss on foreign currency transactions                             (1)             -                (1)             -
  Donation                                                          (2)            (3)               (1)            (2)
  Other, net                                                       360            115               312            100
                                                              --------         ------          --------         ------
                                                                   359            115               311            100
                                                              --------         ------          --------         ------
Earnings before income taxes                                   145,616         56,434           126,227         48,920
Income taxes (note 20)                                               -              -                 -              -
                                                              --------         ------          --------         ------
Net earnings                                                  W145,616         56,434          $145,616         48,920
                                                              ========         ======          ========         ======
Ordinary income and net earnings
 per share in Won and U.S. dollars (note 21)                  W    397            193          $   0.34           0.17
                                                              ========         ======          ========         ======
Diluted ordinary income and net earnings per share
 in Won and U.S. dollars (note 21)                            W    357              -          $   0.31              -
                                                              ========         ======          ========         ======

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                    NON-CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the quarters ended March 31, 2004 and 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                         Won                     U.S. dollars (note 2)
                                                               ------------------------         ------------------------
                                                                 2004           2003              2004           2003
                                                               ---------       --------         ---------       --------
Cash flows from operating activities:
  Net earnings                                                 W 145,616         56,434         $ 126,227         48,920
  Adjustments to reconcile net earnings to net
   cash provided by (used in) operating activities:
    Provision for retirement and severance benefit                    53            267                46            231
    Stock compensation costs                                         355            254               308            220
    Interest expense                                                 773            481               670            417
    Depreciation expense                                             149            106               129             92
    Amortization expense                                              27             27                23             23
    Bad debt expense                                                 730          4,116               633          3,568
    Loss (gain) on foreign currency translation, net                  (2)             1                (1)             1
    Valuation gain using the equity method                      (155,528)       (64,722)         (134,819)       (56,104)
    Increase in other assets                                        (302)        (7,782)             (261)        (6,746)
    Increase in other liabilities                                  1,133          7,195               982          6,237
    Retirement and severance benefit paid                            (90)           (35)              (78)           (30)
    Increase in deposit for severance benefit insurance               86             22                74             19
                                                               ---------       --------         ---------       --------
          Net cash used in operating activities                   (7,000)        (3,636)           (6,067)        (3,152)
                                                               ---------       --------         ---------       --------
Cash flows from investing activities:
  Cash provided by investing activities:
    Dividends received                                           252,807        185,896           219,146        161,144
  Cash used in investing activities:
    Increase in loans                                           (150,000)      (820,000)         (130,028)      (710,818)
    Purchases of fixed assets                                       (112)           (42)              (97)           (36)
    Increase in other assets                                        (715)           (90)             (620)           (78)
                                                               ---------       --------         ---------       --------
                                                                (150,827)      (820,132)         (130,745)      (710,932)
                                                               ---------       --------         ---------       --------
          Net cash provided by (used in)
           investing activities                                  101,980       (634,236)           88,401       (549,788)
                                                               ---------       --------         ---------       --------

                        Shinhan Financial Group Co., Ltd.

                 For the quarters ended March 31, 2004 and 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                         Won                      U.S. dollars (note 2)
                                                                -----------------------          -----------------------
                                                                  2004           2003              2004           2003
                                                                --------        -------          --------        -------
Cash flows from financing activities:
  Cash provided by financing activities:
    Increase in borrowings                                        96,000        300,000            83,218        260,055
    Increase in debentures                                        50,000        420,000            43,342        364,078
                                                                --------        -------          --------        -------
                                                                 146,000        720,000           126,560        624,133
  Cash used in financing activities:
    Issuance cost on debentures paid                                (298)        (1,329)             (258)        (1,152)
    Dividends paid                                               (28,953)       (30,508)          (25,098)       (26,446)
                                                                --------        -------          --------        -------
                                                                 (29,251)       (31,837)          (25,356)       (27,598)
                                                                --------        -------          --------        -------
          Net cash provided by financing activities              116,749        688,163           101,204        596,535
                                                                --------        -------          --------        -------
Net increase in cash and cash equivalents                        211,729         50,291           183,538         43,595
Cash and cash equivalents at beginning of period                   5,353         10,613             4,640          9,200
                                                                --------        -------          --------        -------
Cash and cash equivalents at end of period                      W217,082         60,904          $188,178         52,795
                                                                ========        =======          ========        =======

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 2004

                                   (Unaudited)


(1)  General Description of the Company

     Shinhan Financial Group Co., Ltd. (the "Company") was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with W1,461,721 million of initial capital stock and the Company's shares were listed on the Korea Stock Exchange on September 10, 2001.

     On September 16, 2003, the Company's American depository shares were listed on the New York Stock Exchange.

     As of March 31, 2004, the Company has 11 subsidiaries and its capital stock consists of W1,472,007 million in common stock and W486,523 million in preferred stock. Details of its subsidiaries are as follows:

     (a)  Shinhan Bank

          Shinhan Bank was established on September 15, 1981 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust operations. Shinhan Bank operates through 365 branches and 171 automated teller machine locations and its capital stock amounts to W1,224,034 million as of March 31, 2004.

          Additionally, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at W627,339 million (W21,000 per share), through after-hour block trading.

     (b)  Chohung Bank

          Chohung Bank was established on October 1, 1943 under the General Banking Act of the Republic of Korea through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 470 domestic branches, 87 depositary offices and 6 overseas branches and its capital stock amounts to W3,595,592 million as of March 31, 2004.

          On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, the Company's percentage of ownership increased to 81.15% through additional equity acquisition at W200,000 million on December 30, 2003.

          Additionally, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors' Meeting held on April 12, 2004. As a result, the Company will provide a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who are against the share exchange, are entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with the resolution of extraordinary shareholders' meeting of Chohung Bank to be held on May 24, 2004, and the remaining shares will be subject to share exchange, at the exchange ratio of 0.1354 share in the Company for each Chohung Bank share, on June 22, 2004.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(1)  General Description of the Company, Continued

     (c)  Goodmorning Shinhan Securities Co., Ltd.

          Goodmorning Shinhan Securities Co., Ltd. ("Goodmorning Shinhan Securities") was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. On June 18, 2002, the Company acquired a 29% share of Good Morning Securities Co., Ltd. from its largest shareholders and on July 31, 2002, Good Morning Securities Co., Ltd. was merged with Shinhan Securities Co., Ltd., which was one of subsidiaries of the Company, and renamed to Goodmorning Shinhan Securities. As of March 31, 2004, it operates through 83 branches and its capital stock amounts to W796,998 million (including W19,117 million of preferred stocks).

     (d)  Shinhan Card Co., Ltd.

          Shinhan Card Co., Ltd. ("Shinhan Card") was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of March 31, 2004, Shinhan Card holds 2.21 million of franchise accounts and 2.13 million of credit card holders, and its capital stock amounts to W152,847 million.

     (e)  Shinhan Capital Co., Ltd.

          Shinhan Capital Co., Ltd. ("Shinhan Capital") was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of March 31, 2004 amounts to W80,000 million.

     (f)  Shinhan BNP Paribas Investment Trust Management Co., Ltd.

          On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. ("Shinhan BNP Paribas ITMC") was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold 3,999,999 shares (50% of total outstanding shares - 1 share) of Shinhan Investment Trust Management Co., Ltd., which has been renamed to Shinhan BNP Paribas ITMC, to BNP Paribas Asset Management Group. Its capital stock as of March 31, 2004 amounts to W40,000 million.

     (g)  Jeju Bank

          Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company's percentage of ownership increased to 62% with the acquisition of additional common shares at W20,177 million on July 5, 2002 and its capital stock as of March 31, 2004 amounts to W77,644 million.

     (h)  SH&C Life Insurance Co., Ltd.

          SH&C Life Insurance Co., Ltd. ("SH&C Life Insurance") was established in October 1, 2002 to engage in insurance business and other related business. Its capital stock as of March 31, 2004 amounts to W30,000 million.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(1)  General Description of the Company, Continued

     (i)  e-Shinhan Inc.

          e-Shinhan Inc. ("e-Shinhan") was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of March 31, 2004 amounts to W2,820 million.

     (j)  Shinhan Macquarie Financial Advisory Co., Ltd.

          Shinhan Macquarie Financial Advisory Co., Ltd. ("Shinhan Macquarie") was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of March 31, 2004 amounts to W1,000 million.

     (k)  Shinhan Credit Information Co., Ltd.

          Shinhan Credit Information Co., Ltd. ("Shinhan Credit Information") was established on July 8, 2002 as wholly owned subsidiary of the Company to engage in the business of debt collection services and credit research. Its capital stock as of March 31, 2004 amounts to W3,000 million.

          On April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information from LSH Holdings LLC. As a result, the Company's percentage of ownership is to be increased to 100% and Shinhan Credit Information will become wholly owned subsidiary of the Company.

Ownerships of the Company's subsidiaries as of March 31, 2004 and December 31, 2003 are as follows:

                                                                     2004                          2003
                                                            -------------------------     -------------------------
                                                                           Ownership                      Ownership
                                                             Number of     Percentage      Number of     Percentage
   Investor                   Investee                        shares          (%)           shares           (%)
   --------          ------------------------------         -----------    ----------     -----------    ----------
   The Company       Shinhan Bank                           244,806,782         100.0     244,806,782         100.0
                     Chohung Bank                           583,570,144          81.2     583,570,144          81.2
                     Goodmorning Shinhan Securities          94,084,384    (*)   59.4      94,084,384     (*)  59.4
                     Shinhan Card                            30,569,400         100.0      30,569,400         100.0
                     Shinhan Capital                         16,000,000         100.0      16,000,000         100.0
                     Shinhan BNP Paribas ITMC                 4,000,001          50.0       4,000,001          50.0
                     Jeju Bank                                9,692,369          62.4       9,692,369          62.4
                     SH&C Life Insurance                      3,000,001          50.0       3,000,001          50.0
                     e-Shinhan                                  415,495          73.7         415,495          73.7
                     Shinhan Macquarie                          102,000          51.0         102,000          51.0
                     Shinhan Credit Information                 306,000          51.0         306,000          51.0
   Shinhan Bank      The Company                                      -             -      29,873,359    (**)  10.2

(*)  1,047,213 shares of treasury stock were considered.

(**) Preferred stocks are excluded and 10.2% (29,873,295 shares) of shares in Shinhan Bank were sold at W627,339 million (W21,000 per share) on March 3, 2004 through after-hour block trading.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies

     (a)  Basis of Financial Statements Presentation

          The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

          The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

     (b)  Basis of Financial Statements Translation

          The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of W1,153.60 to US$1, the basic exchange rate on March 31, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

     (c)  Allowance for Loan Losses

          Allowance for loan losses is provided to cover estimated losses on loans, based on past experience of collection and analysis of the collectibility of individual outstanding loans.

     (d)  Investments in Securities

          Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

          Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

     Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers' credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

     (e)  Investment Securities under the Equity Method

          Investments in affiliated companies with the Company's ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

          Under the equity method, the Company's initial investment is recorded at cost and is subsequently increased to reflect the Company's share of the investee income and reduced to reflect the Company's share of the investee losses or dividends received. Any excess in the Company's acquisition cost over the Company's share of the investee's identifiable net assets is generally recorded as goodwill or other intangibles. Goodwill (negative goodwill) is amortized by the straight-line method over a reasonable period, generally less than 20 years. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

          Under the equity method, the Company does not record its share of losses of affiliate companies when such losses would make the Company's investment in such entity less than zero.

          For the equity method, the Company applies its own criteria in providing allowances for loan losses of its affiliated companies. Accordingly, additional allowances provided for the quarter ended March 31, 2004 for Chohung and Jeju Bank amount to W31,024 million and W1,339 million, respectively, by the equity method.

     (f)  Fixed Assets

          i)   Tangible Assets

               Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

               The depreciation method and useful lives of tangible assets are as follows:

                         Descriptions                     Depreciation Method                 Useful Lives
                        -------------                     -------------------                 ------------
           Vehicles                                         Declining-balance                    5 years
           Furniture, fixtures and other                           "                               "
           Leasehold improvement                              Straight-line                        "

          ii)  Intangible Assets

               Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over 5 years.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

     (g)  Discounts on Debentures

          Discounts on debentures issued, which represent the difference between the face value of debentures issued and the issuance price of debentures, are amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

     (h)  Income Taxes

          Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

          Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

          A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

     (i)  Retirement and Severance Benefits

          Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees' severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

     (j)  Translation of Foreign Currency Denominated Assets and Liabilities

          Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,153.60 and W1,197.80 to US$1, the rate of exchange on March 31, 2004 and December 31, 2003, respectively, that is permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                                   (Unaudited)


(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

     (k)  Stock Options

          The stock option program allows the Company's employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

     (l)  Contingent Liabilities

          Contingent losses are generally recognized as a liability when probable and reasonably estimable.

     (m)  Use of Estimates

          The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(3)  Cash and Due from Banks

     As of March 31, 2004 and December 31, 2003, W2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts.


(4)  Securities

     Securities as of March 31, 2004 and December 31, 2003 solely consists of investment securities accounted for by the equity method and details are as follows:

                                                                             2004
                                        --------------------------------------------------------------------------
                                                     Acquisition
                                                         and         Equity
                                        Beginning      dividend,     method      Retain      Capital       Ending
         Subsidiaries                    balance         net       gain (loss)  earnings   adjustments    balance
         ------------                   ----------   -----------   -----------  --------   -----------   ---------
   Shinhan Bank                         W3,515,618     (244,807)     92,982        (377)      55,392     3,418,808
   Chohung Bank (*)                      1,887,328            -      51,343       2,324      281,554     2,222,549
   Goodmorning Shinhan Securities          546,872            -      10,005           -       (3,505)      553,372
   Shinhan Card                            163,136            -      (4,690)          -            -       158,446
   Shinhan Capital                         105,448       (8,000)      8,539           -          214       106,201
   Shinhan BNP Paribas ITMC                 22,486            -         533           -           31        23,050
   Jeju Bank                                48,092            -      (2,855)        (38)         116        45,315
   SH&C Life Insurance                      13,021            -        (326)          -          276        12,971
   e-Shinhan                                 2,725            -          25           -            -         2,750
   Shinhan Macquarie                         1,843            -         337           8            -         2,188
   Shinhan Credit Information                1,969            -        (365)          -            -         1,604
                                        ----------     --------     -------       -----      -------     ---------
                                        W6,308,538     (252,807)    155,528       1,917      334,078     6,547,254
                                        -=========     ========     =======       =====      =======     =========

   Shinhan Bank and Chohung Bank are holding loans (including securities and guarantees and acceptances) provided to SK Networks Co., Ltd., which has been controlled by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea, amounting to W376,391 million and W318,186 million, respectively. As regards to those loans, Shinhan Bank provides W106,358 million of allowance for loan losses and Chohung Bank provides W91,487 million of allowance for loan losses, as of March 31, 2004. Actual losses on those loans may differ materially from the management's assessments. The accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method.

   Additionally, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to W272.4 billion, W253.5 billion and W4.9 billion, respectively. Actual losses on these loans and securities may differ materially from the management's assessments and the accompanying non-consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company for the equity method. Shinhan Bank and Chohung Bank have provided W81.0 billion and W73.4 billion of additional capital, respectively, for the quarter ended March 31, 2004 and will convert W121.7 billion and W110.3 billion of loans, respectively, to equity shares.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(4)  Securities, Continued

     The changes in goodwill (negative goodwill) for the quarter ended March 31, 2004 are as follows:

                                                             Beginning      Increase       Amortization    Ending
                                                              balance      (decrease)       (reversal)     balance
                                                             ---------     ----------      ------------   --------
   Chohung Bank                                               W846,751              -         15,478       831,273
   Goodmorning Shinhan Securities                              144,538              -          4,251       140,287
   Jeju Bank                                                    (6,276)             -           (190)       (6,086)
                                                              --------     ----------         ------       -------
                                                              W985,013              -         19,539       965,474
                                                              ========     ==========         ======       =======


                                                                             2003
                                        ---------------------------------------------------------------------------
                                                      Acquisition
                                                          and        Equity
                                         Beginning     dividend,     method      Retain      Capital       Ending
            Subsidiaries                  balance         net      gain (loss)  earnings   adjustments     balance
            ------------                ----------    -----------  -----------  --------   -----------    ---------
   Shinhan Bank                         W3,043,952     (182,592)    476,273          937      177,048     3,515,618
   Chohung Bank (*)                              -    2,057,983     (43,545)         621     (127,731)    1,887,328
   Goodmorning Shinhan Securities          531,566            -       8,787      (12,342)      18,861       546,872
   Shinhan Card                            247,460            -     (84,324)           -            -       163,136
   Shinhan Capital                          76,458            -      26,204            -        2,786       105,448
   Shinhan BNP Paribas ITMC                 22,581       (1,000)        917          (37)          25        22,486
   Jeju Bank                                46,692       (2,423)      5,189            -       (1,366)       48,092
   SH&C Life Insurance                      14,630            -      (1,684)           -           75        13,021
   e-Shinhan                                 3,892            -      (1,166)          (1)           -         2,725
   Shinhan Macquarie                           423            -       1,446          (26)           -         1,843
   Shinhan Credit Information                3,121       (1,696)        544            -            -         1,969
                                        ----------    ---------     -------      -------     --------     ---------
                                        W3,990,775    1,870,272     388,641      (10,848)      69,698     6,308,538
                                        ==========    =========     =======      =======     ========     =========

     The changes in goodwill (negative goodwill) for the year ended December 31, 2003 are as follows:

                                                              Beginning     Increase       Amortization    Ending
                                                               balance     (decrease)       (reversal)     balance
                                                              ---------    ----------      ------------    -------
   Chohung Bank                                               W      -     (*)866,757         20,006       846,751
   Goodmorning Shinhan Securities                              161,542              -         17,004       144,538
   Jeju Bank                                                    (7,034)             -           (758)       (6,276)
                                                              --------     ----------         ------       -------
                                                              W154,508        866,757         36,252       985,013
                                                              ========     ==========         ======       =======

(*) W26,513 million of additional goodwill through additional equity acquisition were included.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(5)  Loans

     (a) Loans as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                    Won                     U.S. dollars (Note 2)
                                                          ------------------------        ------------------------
                                                             2004           2003             2004           2003
                                                          ----------     ---------        ----------     ---------
       Loans in Won                                       W1,787,200     1,637,200        $1,549,237     1,419,210
       Loans in foreign currencies                           103,731       107,705            89,919        93,364
       Privately placed bonds                                200,000       200,000           173,370       173,370
                                                          ----------     ---------        ----------     ---------
                                                           2,090,931     1,944,905         1,812,526     1,685,944
       Less: allowance for loan losses                       (10,455)       (9,725)           (9,063)       (8,430)
                                                          ----------     ---------        ----------     ---------
                                                          W2,080,476     1,935,180        $1,803,463     1,677,514
                                                          ==========     =========        ==========     =========

     (b) Details of loans as of March 31, 2004 and December 31, 2003 are as follows:

                                              Borrower            Interest rate (%)          2004           2003
                                              --------            -----------------       ----------     ---------
       Loans in Won                    Shinhan Card                  4.83~6.28            W1,200,000     1,100,000
                     "                 Shinhan Capital               4.83~8.12               587,200       537,200
                                                                                          ----------     ---------
                                                                                           1,787,200     1,637,200
       Loans in foreign currencies     Shinhan Capital             Libor+0.9~1.2             103,731       107,705
       Privately placed bonds          Shinhan Bank                     7.42                  50,000        50,000
                     "                 Goodmorning
                                        Shinhan Securities              6.23                 130,000       130,000
                     "                 Jeju Bank                        8.14                  20,000        20,000
                                                                                          ----------     ---------
                                                                                             200,000       200,000
                                                                                          ----------     ---------
                                                                                           2,090,931     1,944,905
       Less: allowance for loan losses                                                       (10,455)       (9,725)
                                                                                          ----------     ---------
                                                                                          W2,080,476     1,935,180
                                                                                          ==========     =========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(5)  Loans, Continued

     (a) The maturities of loans as of March 31, 2004 and December 31, 2003 are as follows:

                                                                            Loans
                                                             Loans       in foreign      Privately
                At March 31, 2004                           in Won       currencies     placed bonds      Total
                -----------------                         ----------     ----------     ------------    ---------
       Due in 3 months or less                            W   90,000              -              -         90,000
       Due in 6 months or less                               100,000              -        130,000        230,000
       Due after 6 months through 12 months                  277,200         34,608              -        311,808
       Due after 1 year through 3 years                    1,070,000         69,123              -      1,139,123
       Thereafter                                            250,000              -         70,000        320,000
                                                          ----------        -------        -------      ---------
                                                          W1,787,200        103,731        200,000      2,090,931
                                                          ==========        =======        =======      =========


                                                                            Loans
                                                             Loans       in foreign      Privately
                At December 31, 2003                        in Won       currencies     placed bonds      Total
                --------------------                      ----------     ----------     ------------    ---------
       Due in 3 months or less                            W        -              -              -              -
       Due in 6 months or less                                90,000              -              -         90,000
       Due after 6 months through 12 months                   97,200              -        130,000        227,200
       Due after 1 year through 3 years                    1,220,000        107,705              -      1,327,705
       Thereafter                                            230,000              -         70,000        300,000
                                                          ----------        -------        -------      ---------
                                                          W1,637,200        107,705        200,000      1,944,905
                                                          ==========        =======        =======      =========


(6)  Fixed Assets

     Fixed assets as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                    Won                     U.S. dollars (Note 2)
                                                           ----------------------          -----------------------
                                                            2004            2003             2004            2003
                                                           ------          ------          -------          ------
   Property and equipment:                                 W                               $
     Vehicles                                                 391             391              339             339
     Furniture and fixtures                                 1,105             993              958             861
     Leasehold improvement and other                        1,405           1,404            1,218           1,217
                                                           ------          ------          -------          ------
                                                            2,901           2,788            2,515           2,417
   Less: Accumulated depreciation                          (1,332)         (1,182)          (1,155)         (1,025)
                                                           ------          ------          -------          ------
                                                            1,569           1,606            1,360           1,392
   Intangible assets:
     Other                                                    388             414              336             359
                                                           ------          ------          -------          ------
                                                           W1,957           2,020          $ 1,696           1,751
                                                           ======          ======          =======          ======

     As of March 31, 2004, the Company maintains insurance policies covering loss and liability arising from automobile accidents.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(7)  Other Assets

     Other assets as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                  Won                       U.S. dollars (Note 2)
                                                          -----------------------          -----------------------
                                                           2004             2003             2004            2003
                                                          -------          ------          -------          ------
   Guarantee deposits paid                                W 7,840           7,840          $ 6,796           6,796
   Accounts receivable                                      8,982           7,612            7,787           6,598
   Accrued income                                          10,973          11,334            9,512           9,825
   Advance payments                                            10              10                9               9
   Prepaid expenses                                         1,830           1,667            1,586           1,445
   Prepaid income taxes                                    14,375          13,867           12,461          12,021
   Other                                                    1,722           1,009            1,493             875
                                                          -------          ------          -------          ------
                                                          W45,732          43,339          $39,644          37,569
                                                          =======          ======          =======          ======

(8)  Borrowings

     (a) Borrowings as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                  Won                       U.S. dollars (Note 2)
                                                         ------------------------         ------------------------
                                                          2004             2003             2004            2003
                                                         --------         -------         --------         -------
       Borrowings in Won                                 W190,000          94,000         $164,702          81,484
       Borrowings in foreign currencies                    69,216          71,868           60,000          62,299
                                                         --------         -------         --------         -------
                                                         W259,216         165,868         $224,702         143,783
                                                         ========         =======         ========         =======

     (b) The maturities of borrowings as of March 31, 2004 and December 31, 2003 are as follows:

                                                                                     Borrowings
                                                                 Borrowings          in foreign
                At March 31, 2004                                  in Won            currencies              Total
                -----------------                                ----------          ----------             -------
       Due in 3 months or less                                     W 90,000                   -              90,000
       Due in 6 months or less                                      100,000                   -             100,000
       Due after 6 months through 12 months                               -              34,608              34,608
       Due after 1 years through 3 years                                  -              34,608              34,608
       Thereafter                                                         -                   -                   -
                                                                   --------              ------             -------
                                                                   W190,000              69,216             259,216
                                                                   ========              ======             =======


                                                                                     Borrowings
                                                                 Borrowings          in foreign
                At December 31, 2003                               in Won            currencies             Total
                --------------------                             ----------          ----------           ---------
       Due in 3 months or less                                      W     -                   -                   -
       Due in 6 months or less                                       90,000                   -              90,000
       Due after 6 months through 12 months                           4,000                   -             234,000
       Due after 1 years through 3 years                                  -              71,868           1,697,802
       Thereafter                                                         -                   -             130,000
                                                                    -------              ------           ---------
                                                                    W94,000              71,868           2,151,802
                                                                    =======              ======           =========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(9)  Debentures

     (a) Debentures as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                  Won                      U.S. dollars (Note 2)
                                                       --------------------------       --------------------------
                                                          2004            2003             2004            2003
                                                       ----------       ---------       ----------       ---------
       Korean Won debentures                           W2,000,000       1,950,000       $1,733,703       1,690,361
       Foreign currency debentures                         34,608          35,934           30,000          31,149
                                                       ----------       ---------       ----------       ---------
                                                        2,034,608       1,985,934        1,763,703       1,721,510
       Less: discounts on debentures                       (4,915)         (5,391)          (4,260)         (4,673)
                                                       ----------       ---------       ----------       ---------
                                                       W2,029,693       1,980,543       $1,759,443       1,716,837
                                                       ==========       =========       ==========       =========

     (b) The maturities of debentures as of March 31, 2004 and December 31, 2003 are as follows:

                                                               Korean Won          Foreign currency
                At March 31, 2004                              debentures            debentures             Total
                -----------------                              ----------          ----------------       ---------
       Due in 6 months or less                                 W  130,000                     -             130,000
       Due after 6 months through 12 months                       280,000                     -             280,000
       Due after 1 years through 3 years                        1,420,000                34,608           1,454,608
       Thereafter                                                 170,000                     -             170,000
                                                               ----------                ------           ---------
                                                               W2,000,000                34,608           2,034,608
                                                               ==========                ======           =========


                                                               Korean Won          Foreign currency
                At December 31, 2003                           debentures            debentures             Total
                --------------------                           ----------          ----------------       ---------
       Due in 6 months or less                                 W        -                     -                   -
       Due after 6 months through 12 months                       230,000                     -             230,000
       Due after 1 years through 3 years                        1,590,000                35,934           1,625,934
       Thereafter                                                 130,000                     -             130,000
                                                               ----------                ------           ---------
                                                               W1,950,000                35,934           1,985,934
                                                               ==========                ======           =========

(10) Retirement and Severance Benefits

     Changes in retirement and severance benefits for the quarter ended March 31, 2004 and the year ended December 31, 2003 are as follows:

                                                                         Won                 U.S. dollars (Note 2)
                                                                   ------------------        ---------------------
                                                                    2004         2003           2004          2003
                                                                   -----         ----          -----          ----
   Estimated severance liability at beginning of period            W 530          570          $ 459           494
   Provision                                                          53          140             46           121
   Payment                                                           (90)        (180)           (78)         (156)
                                                                   -----         ----          -----          ----
   Estimated severance liability at end of period                    493          530            427           459
   Less: deposits for severance benefit insurance                   (444)        (530)          (385)         (459)
                                                                   -----         ----          -----          ----
   Net balance at end of period                                    W  49            -          $  42             -
                                                                   =====         ====          =====          ====

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(11) Other Liabilities

     Other liabilities as of March 31, 2004 and December 31, 2003 consist of the following:

                                                                         Won                 U.S. dollars (Note 2)
                                                                ---------------------       ----------------------
                                                                  2004          2003          2004           2003
                                                                --------       ------       --------        ------
   Withholding taxes                                            W  4,313        1,176       $  3,739         1,020
   Dividends payable                                             214,090          928        185,584           804
   Accounts payable                                               14,059       14,492         12,187        12,562
   Accrued expenses                                               10,391       12,189          9,008        10,566
   Unearned revenue                                                1,906        1,679          1,652         1,456
                                                                --------       ------       --------        ------
                                                                W244,759       30,464       $212,170        26,408
                                                                ========       ======       ========        ======


(12) Related Party Transactions

     (a)  Details of transactions

          Significant transactions with the related parties for the quarters ended March 31, 2004 and 2003 are as follows:

            Revenue earned             Expense incurred                  Account                   2004       2003
            --------------             ----------------                  -------                  -------    ------
       The Company                Shinhan Bank                 Interest income                    W 1,009     1,015
                  [ ]             Goodmorning Shinhan          Interest income                      2,023     2,023
                                   Securities
                  [ ]             Shinhan Card                 Interest income                     16,304     5,857
                  [ ]             Shinhan Capital              Interest income                      9,189     5,958
                  [ ]             Jeju Bank                    Interest income                        408       405
                                                                                                  -------    ------
                                                                                                   28,933    15,258
                                                                                                  -------    ------
       Shinhan Bank               The Company                  Rental income                            9        82
                  [ ]             Chohung Bank                 Interest income                         29         -
                  [ ]                         [ ]              Gain on derivatives                  2,867         -
                  [ ]             Goodmorning Shinhan          Interest income                        551       386
                                   Securities
                  [ ]                         [ ]              Rental income                            8         -
       Shinhan Bank               Shinhan Card                 Interest income                        379     1,013
                  [ ]                         [ ]              Fees and commission income           8,229    20,673
                  [ ]                         [ ]              Rental income                          221       218
                  [ ]             Shinhan Capital              Interest income                        743       613
                  [ ]                         [ ]              Rental income                           77        83
                  [ ]                         [ ]              Gain on derivatives                     53       473
                  [ ]             Jeju Bank                    Interest income                         53        59
                  [ ]             Shinhan Credit Information   Rental income                           61         -
                  [ ]             SH&C Life Insurance          Fees and commission income               1         -

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(12) Related Party Transactions, Continued

            Revenue earned             Expense incurred                  Account                   2004       2003
            --------------             ----------------                  -------                  -------    ------
       Chohung Bank               Shinhan Bank                 Interest income                         35         -
                  [ ]                         [ ]              Gain on derivatives                  1,448         -
                  [ ]             Shinhan Capital              Interest income                         11         -
                  [ ]                         [ ]              Gain on derivatives                    235         -
                  [ ]             Shinhan Card                 Interest income                        223         -
       Goodmorning Shinhan        Shinhan Bank                 Interest income                        242       200
        Securities
                  [ ]             Chohung Bank                 Interest income                         61         -
                  [ ]             Shinhan Card                 Rental income                           73        52
                  [ ]                         [ ]              Fees and commission income             116         -
                  [ ]             Shinhan BNP Paribas ITMC     Rental income                           51         -
       Shinhan Card               Shinhan Bank                 Interest income                         50         -
                  [ ]                         [ ]              Fees and commission expense              4         -
                  [ ]             SH&C Life Insurance          Fees and commission expense             74         -
       Shinhan Capital            Shinhan Bank                 Interest income                        250        75
                  [ ]                         [ ]              Gain on derivatives                  1,109         -
                  [ ]             Chohung Bank                 Interest income                        337         -
       Shinhan BNP Paribas ITMC   Shinhan Bank                 Interest income                          5        72
                  [ ]                         [ ]              Fees and commission income               6         -
       SH&C Life Insurance        Shinhan Bank                 Interest income                        103       134
                  [ ]                         [ ]              Insurance income                       266         -
       e-Shinhan                  Shinhan Bank                 Interest income                         20         -
                  [ ]                         [ ]              Fees and commission income              31         -
                  [ ]             Shinhan Card                 Fees and commission income               3         -
                  [ ]             The Company                  Fees and commission income              33         -
       Shinhan Macquarie          Shinhan Bank                 Interest income                          1         -
       Shinhan Credit             Shinhan Bank                 Fees and commission income             576       559
        Information
                  [ ]                         [ ]              Interest income                         10         -
                  [ ]                         [ ]              Fees and commission income             587         -
                  [ ]             Goodmorning Shinhan          Fees and commission income               4         -
                                   Securities
                  [ ]             Shinhan Card                 Fees and commission income           1,258     1,424
                  [ ]             Shinhan Capital              Fees and commission income              30         -
                  [ ]             Jeju Bank                    Fees and commission income              69       134
                                                                                                  -------    ------
                                                                                                   20,602    26,250
                                                                                                  -------    ------
                                                                                                  W49,535    41,508
                                                                                                  =======    ======

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(12) Related Party Transactions, Continued

     (b)  Account balances

          Significant balances with the related parties as of March 31, 2004 and December 31, 2003 are as follows:

               Creditor                    Debtor                      Account                 2004         2003
               --------                    ------                      -------               ----------   ---------
       The Company                Shinhan Bank               Due from banks                  W  217,082       5,327
                  [ ]                        [ ]             Loans                               50,000      50,000
                  [ ]                        [ ]             Other assets                        15,904      14,644
                  [ ]             Goodmorning                Loans                              130,000     130,000
                                   Shinhan Securities
                  [ ]                        [ ]             Other assets                           132         134
                  [ ]                        [ ]             Loans                            1,200,000   1,100,000
                  [ ]                        [ ]             Other assets                         6,564       6,541
                  [ ]             Shinhan Capital            Loans                              690,931     644,905
                  [ ]                        [ ]             Other assets                         4,792       5,066
                  [ ]             Jeju Bank                  Loans                               20,000      20,000
                  [ ]                        [ ]             Other assets                           185         186
                  [ ]             Shinhan Credit             Other assets                            49          38
                                   Information
                                                                                             ----------   ---------
                                                                                              2,335,639   1,976,841
                                                                                             ----------   ---------
       Shinhan Bank               Chohung Bank               Securities                         111,060     132,708
                  [ ]                        [ ]             Derivative assets                    3,072         797
       Shinhan Bank               Goodmorning                Loans                               30,000      30,000
                                   Shinhan Securities
                  [ ]                        [ ]             Other assets                         4,412       4,418
                  [ ]             Shinhan Card               Loans                               12,800      28,500
                  [ ]                        [ ]             Other assets                             1          87
                  [ ]             Shinhan Capital            Loans                               61,083      75,933
                  [ ]                        [ ]             Derivative assets                      114          97
                  [ ]                        [ ]             Other assets                           162         136
       Shinhan Bank               Jeju Bank                  Loans                                3,140       3,140
                  [ ]                        [ ]             Other assets                             -         561
                  [ ]             SH&C Life Insurance        Other assets                           622       1,455
       Chohung Bank               Shinhan Bank               Securities                               -      96,515
                  [ ]                        [ ]             Loans                              197,219           -
                  [ ]                        [ ]             Derivative assets                    5,282       4,324
                  [ ]                        [ ]             Other assets                            35           -
                  [ ]             Shinhan Capital            Loans                                    -         392
                  [ ]                        [ ]             Derivative assets                      237           -
                  [ ]             Shinhan Card               Loans                                7,128           -
                  [ ]             SH&C Life Insurance        Other assets                           570           -

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


 (12) Related Party Transactions, Continued

               Creditor                    Debtor                      Account                 2004         2003
               --------                    ------                      -------               ----------   ---------
       Goodmorning                Shinhan Bank               Due from banks                      14,733      53,064
        Shinhan Securities
                  [ ]                        [ ]             Other assets                         6,792       6,791
                  [ ]             Chohung Bank               Due from banks                       7,866       2,011
                  [ ]                        [ ]             Other assets                            46           8
       Shinhan Card               The Company                Other assets                         1,615         906
                  [ ]             Shinhan Bank               Cash and due from banks                433         102
                  [ ]                        [ ]             Loans                               50,000           -
                  [ ]                        [ ]             Other assets                         1,388       1,189
                  [ ]             Goodmorning                Other assets                         4,635       4,635
                                   Shinhan Securities
                  [ ]             SH&C Life Insurance        Other assets                           301         338
       Shinhan Capital            The Company                Other assets                           291         773
                  [ ]             Shinhan Bank               Short-term financial                73,752      58,231
                                                              instruments
                  [ ]                        [ ]             Derivative assets                    3,050       1,941
                  [ ]                        [ ]             Other assets                           378         400
                  [ ]             Chohung Bank               Securities                           6,366       6,714
                  [ ]                        [ ]             Derivative assets                        3           -
                  [ ]                        [ ]             Other assets                           337         173
       Shinhan BNP Paribas ITMC   Shinhan Bank               Cash and due from banks              7,446       4,436
                  [ ]                        [ ]             Other assets                            55         105
                  [ ]             Goodmorning                Other assets                         3,496       3,496
                                   Shinhan Securities
       Jeju Bank                  Shinhan Bank               Other assets                             -         561
                  [ ]             SH&C Life Insurance        Other assets                            10           -
       SH&C Life Insurance        Shinhan Bank               Cash and cash equivalents            9,802      33,563
                  [ ]                        [ ]             Other assets                            15          46
                  [ ]             Chohung Bank               Cash and cash equivalents               10           -
       e-Shinhan                  Shinhan Bank               Cash and cash equivalents            2,225       2,158
                  [ ]                        [ ]             Other assets                            24           -
       Shinhan Macquarie          Shinhan Bank               Cash and cash equivalents            3,631       1,187
       Shinhan Credit             Shinhan Bank               Cash and cash equivalents            1,818       1,686
        Information
                  [ ]                        [ ]             Other assets                         1,059       1,146
                  [ ]             Chohung Bank               Cash and cash equivalents               17           -
                  [ ]                        [ ]             Other assets                           237           -
                  [ ]             Shinhan Card               Other assets                           470         892
                  [ ]             Shinhan Capital            Other assets                             1           -
                  [ ]             Jeju Bank                  Other assets                            80         161
                                                                                             ----------   ---------
                                                                                                639,319     565,776
                                                                                             ----------   ---------
                                                                                             W2,974,958   2,542,617
                                                                                             ==========   =========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(12) Related Party Transactions, Continued

     (c)  Guarantees and acceptances

          The guarantees and acceptances provided between the related parties as of March 31, 2004 are as follows:

                                                                                                           Amount
             Creditor                     Debtor                           Account                       guaranteed
             --------                     ------                           -------                       ----------
       The Company            Goodmorning Shinhan Securities   Lease guarantee                              W50,000
       Shinhan Bank           Shinhan Capital                  Letter of credit                              19,922
               "              Shinhan Finance                  Guarantees for loans                          12,015
       Chohung Bank           Chohung Finance                  Guarantees for letter of credit                  231
                                                                                                            -------
                                                                                                            W82,168
                                                                                                            =======


(13) Assets and Liabilities Denominated in Foreign Currency

     Assets and liabilities denominated in foreign currency as of March 31, 2004 and December 31, 2003 are as follows:

                                                             Foreign currency                  Equivalent Won
                                                           ---------------------           ----------------------
                                                            2004          2003               2004          2003
                                                           -------        ------           --------       -------
   Assets:
     Loans                                                 $89,919        89,919           W103,731       107,705
     Other assets                                               69           426                 79           510
                                                           -------        ------           --------       -------
                                                           $89,988        90,345           W103,810       108,215
                                                           =======        ======           ========       =======
   Liabilities:
     Borrowings                                            $60,000        60,000           W 69,216        71,868
     Debentures                                             30,000        30,000             34,608        35,934
     Discounts on debentures                                   (43)          (50)               (49)          (60)
     Other liabilities                                          64           382                 74           457
                                                           -------        ------           --------       -------
                                                           $90,021        90,332           W103,849       108,199
                                                           =======        ======           ========       =======

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(14) Commitments and Contingencies

     (a)  Acquisition of Chohung Bank

          On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, in accordance with the agreement, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:

          -    Asset Indemnity Payment

                 Amount       : W652,284 million - asset indemnity amount for
                                corporate loans, returned KAMCO loans and credit card loans

                 Payment date : earlier of 60 days after the date asset
                                indemnity is determined as of June 30, 2005 or the date as agreed on

                 Interest     : 4.3% per annum


          -    General Indemnity Payment

                 Amount       : W166,516 million (deductible any amounts due and
                                payable by the KDIC to the Company in connection with the breach of representation or warranty)

                 Payment date : the second anniversary date of cash portion closing date

                 Interest     : 4.3% per annum


          -    Earn Out Payment

                 Amount       : 20% of the total excess amount, which means
                                net earnings of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of W1,800 billion

                 Payment date : within 30 days after the date excess amount is determined for the fiscal year of 2006


          These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.

     (b)  Indemnification on contingent loss

          Pursuant to the sale agreement of 50% shares in Shinhan ITMC, entered into between BNP Paribas Asset Management Group and the Company, the Company agreed to compensate BNP Paribas Asset Management Group for contingent loss arising from following pending lawsuit filed against Shinhan BNP Paribas ITMC:

               Plaintiff                       Claimed for             Amount to be claimed
               ---------                       -----------             --------------------
       Bumin Mutual Savings Bank          Indemnity for losses                W100

          However, with regard to above pending lawsuit, the ultimate outcome of other lawsuits cannot be presently determined.

     (c) As of March 31, 2004, the Company has provided a blank note to Koram Bank, as collateral related to bank overdrafts.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(15) Capital Stock

     (a) The Company issued new preferred stock for the year ended December 31, 2003, and the details are as follows:

                                              Predetermined
                                 Number of    dividend rate
                                  shares           (%)                Redeemable period
                                ----------    -------------    ---------------------------------
Redeemable preferred stock:

  Series 1                       9,316,792        4.04         August 19, 2004 - August 18, 2006
  Series 2                       9,316,792        4.04         August 19, 2005 - August 18, 2007
  Series 3                       9,316,792        4.04         August 19, 2006 - August 18, 2008
  Series 4                       9,316,792        4.04         August 19, 2007 - August 18, 2009
  Series 5                       9,316,793        4.04         August 19, 2008 - August 18, 2010
  Series 6                       3,500,000        7.00           July 19, 2006 - August 18, 2006
  Series 7                       2,433,334        7.46           July 19, 2008 - August 18, 2008
  Series 8                          66,666        7.86           July 19, 2010 - August 18, 2010
                                ----------
                                52,583,961

Redeemable convertible preferred stock:

  Series 9 (*)                  44,720,603        2.02         August 19, 2006 - August 18, 2008
                                ----------
                                97,304,564
                                ==========

(*)  Convertible period      : August 19, 2004 - August 18, 2007
     Conversion ratio        : 1 common share to 1 preferred share
     Conversion price in Won : W18,086


     (b) Details of changes in capital stock for the year ended December 31, 2003 are as follows:

                                                                           2003
                                                    ----------------------------------------------------
                                                    Number of shares    Capital stock    Capital surplus
                                                    ----------------    -------------    ---------------
Balance at beginning of the year                       292,361,125        1,461,806         1,976,625
Redeemable preferred stock issued:
  Series 1 to 5                                         46,583,961          232,920           237,784
  Series 6 to 8                                          6,000,000           30,000           855,530
Redeemable convertible preferred stock issued:
  Series 9                                              44,720,603          223,603           228,271
Common stock issued                                      1,864,065            9,320            18,183
Stock exchange                                             176,110              881               (13)
                                                       -----------        ---------         ---------
Balance at end of the year                             391,705,864        1,958,530         3,316,380
                                                       ===========        =========         =========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(16) Retained Earnings

     Retained earnings as of March 31, 2004 and December 31, 2003 consist of the following:

                                                       Won            U.S. dollars (Note 2)
                                             ---------------------    ---------------------
                                               2004          2003       2004          2003
                                             --------      -------    --------       -------
Legal reserves                               W118,692       82,469    $102,888       71,488
Retained earnings before appropriations       653,126      783,929     566,163      679,550
                                             --------      -------    --------      -------
                                             W771,818      866,398    $669,051      751,038
                                             ========      =======    ========      =======

     The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net earnings as a legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders' approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.


(17) Capital Adjustment

     Capital adjustments as of March 31, 2004 and December 31, 2003 consist of the following:

                                                               Won              U.S. dollars (Note 2)
                                                      --------------------      ---------------------
                                                        2004         2003         2004          2003
                                                      --------     -------      --------      -------
Unrealized gain (loss) on investment securities       W300,698     (33,379)     $260,661      (28,935)
 accounted for by the equity method
Stock options (note 18)                                 11,358       9,626         9,846        8,345
                                                      --------     -------      --------      -------
                                                      W312,056     (23,753)     $270,507      (20,590)
                                                      ========     =======      ========      =======

                       Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                  (Unaudited)


(18) Stock Options

     (a)  Details of stock options

Grant date                     March 25, 2004              May 15, 2003               May 22, 2002
---------------------      ----------------------     ----------------------     ----------------------
Shares granted                1,301,600 shares           1,156,300 shares           1,004,200 shares

Share expired to date                        -              37,042 shares              45,604 shares

Shares outstanding            1,301,600 shares           1,119,258 shares             958,596 shares

Type of stock options          Stock grant or             Stock grant or             Stock grant or
                             price compensation         price compensation         price compensation

Exercise price (Won)                   W21,595                    W11,800                    W18,910

Exercise period            Within 3 years after 2     Within 4 years after 2     Within 4 years after 2
                            years from grant date      years from grant date      years from grant date

Forfeited period                After 5 years              After 6 years              After 6 years
                               from grant date            from grant date            from grant date

     (b) The Company calculated the compensation cost using the fair value method for stock grant and details are as follows:

Grant date                              March 25, 2004    May 15, 2003     May 22, 2002
----------------------------------      --------------    ------------     ------------
Risk-free interest rate                       4.39%          4.25%            6.43%
Expected exercise period                    3.5 years       4 years          4 years
Expected stock price volatility              19.85%          22.11%           27.13%
Expected dividend yield                        0%               0%              0%
Expected ratios of no-exercise                 0%               0%              0%
Weighted average fair value in Won           W7,696          W5,292           W9,812

     (c) Changes in stock compensation costs for the quarter ended March 31, 2004 are as follows:

                                                                       Personnel of
Grant date                Stock compensation cost               the Company   subsidiaries      Total
--------------       ------------------------------------       -----------   ------------      ------
March 25, 2004       Incurred during the period                 W      -               -             -
                     To be recorded in subsequent periods          2,416           7,601        10,017

May 15, 2003         Recorded at beginning of the period             442           1,489         1,931
                     Incurred during the period                      126             551           677
                     To be recorded in subsequent periods            723           2,591         3,314

May 22, 2002         Recorded at beginning of the period           1,581           6,113         7,694
                     Incurred during the period                      228             827         1,055
                     To be recorded in subsequent periods            136             520           656

          For stock options, which were granted to the personnel of the subsidiaries, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, the subsidiaries have recorded stock compensation costs as long-term payables, and the Company has accounted for as accounts receivable.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)


(19) General and Administrative Expenses

     Details of general and administrative expenses for the quarters ended March 31, 2004 and 2003 are as follows:

                                                               Won          U.S. dollars (Note 2)
                                                         ---------------    ---------------------
                                                          2004     2003      2004            2003
                                                         ------    -----    ------          -----
Salaries and wages                                       W3,788    1,631    $3,284          1,414
Provision for retirement and severance benefits              53      267        46            231
Other employees benefits                                    226      166       196            144
Rental                                                      107       16        93             14
Entertainment                                               162      266       140            231
Depreciation                                                149      106       129             92
Amortization                                                 27       27        23             23
Bad debts                                                   730    4,116       633          3,568
Taxes and dues                                               68       53        59             46
Advertising                                                   7        2         6              1
Fees and commission                                       2,961      550     2,567            477
Other                                                       507      184       439            160
                                                         ------    -----    ------          -----
                                                         W8,785    7,384    $7,615          6,401
                                                         ======    =====    ======          =====

                       Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won and thousands of U.S. dollars)

                                  (Unaudited)


(20) Income Taxes

     (a) The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

          The components of income taxes for the quarters ended March 31, 2004 and 2003 are as follows:

                                         Won              U.S. dollars (Note 2)
                               ---------------------     ----------------------
                                 2004         2003         2004          2003
                               --------      -------     --------      --------
Current income taxes           W      -            -     $      -             -
Deferred taxes                        -            -            -             -
                               --------      -------     --------      --------
                               W      -            -     $      -             -
                               ========      =======     ========      ========

     (b) Reconciliation of accounting income and taxable income for the quarter ended March 31, 2004 and the year ended December 31, 2003 is as follows:

                                                        Temporary difference      Permanent difference
                                                       ----------------------     ---------------------
                Description                              2004          2003         2004         2003
-----------------------------------------------        --------      --------     --------     --------
Addition:

  Dividends received                                   W252,807       186,896            -            -
  Accrued income earned in prior year                    11,334         4,332            -            -
  Investment securities accounted for by the
   equity method                                              -        10,848        1,917            -
  Retirement and severance benefits                          45             -            -            -
  Stock compensation cost                                     -             -          355        1,381
  Entertainment expense in excess of tax limit                -             -          140        1,434
  Other                                                       -            20            2           34
                                                       --------      --------     --------     --------
                                                        264,186       202,096        2,414        2,849
                                                       --------      --------     --------     --------
Deduction:

  Dividends received                                          -             -      250,899      186,058
  Investment securities accounted for by the
   equity method                                          1,917             -            -       10,848
  Retained earnings                                           -             -            -           20
  Accrued income earned in current year                  10,973        11,334            -            -
  Deposit for retirement and severance benefits
   insurance                                                 45           198            -            -
  Valuation gain using the equity method                155,528       388,641            -            -
  Other                                                       1             -            -            -
                                                       --------      --------     --------     --------
                                                        168,464       400,173      250,899      196,926
                                                       --------      --------     --------     --------
                                                       W 95,722      (198,077)    (248,485)    (194,077)
                                                       ========      ========     ========     ========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(20) Income Taxes, Continued

     (c) Changes in significant accumulated temporary differences and tax effects for the quarter ended March 31, 2004 and the year ended December 31, 2003 are as follows:

                                                                              2004
                                                       ----------------------------------------------------
                                                        Beginning                                  Ending
                                                       balance (*)     Increase      Decrease      balance
                                                       -----------     --------      --------      --------
Temporary differences:

  Securities                                            W  12,198             -         1,917        10,281
  Retirement and severance benefits                           251            45             -           296
  Valuation gain using the equity method                 (268,310)     (155,528)     (252,807)     (171,031)
  Accrued income                                          (11,334)      (10,973)      (11,334)      (10,973)
  Deposit for severance benefit insurance                    (251)          (45)            -          (296)
  Other                                                        11             -             1            10
                                                        ---------      --------      --------      --------
                                                         (267,435)     (166,501)     (262,223)     (171,713)
                                                        ---------      --------      --------      --------
Unrealizable temporary differences on valuation gain
 using the equity method                                  263,171                                   173,938
                                                        ---------                                  --------
Net temporary differences                                  (4,264)                                    2,225
Tax effects of temporary differences                       (1,172)                                      612
Tax effects of tax loss carryforwards                      13,706                                    15,421
                                                        ---------                                  --------
Net tax effects                                            12,534                                    16,033
                                                        =========                                  ========
Tax effects recorded in financial statements (**)       W       -                                         -
                                                        =========                                  ========

(*) Amount resulting from prior year tax return is reflected in the current period.

(**) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W56,077 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007, W29,014 million in 2008 and W7,147 million in 2009.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(20) Income Taxes, Continued

                                                                              2003
                                                        --------------------------------------------------
                                                        Beginning                                  Ending
                                                         balance       Increase      Decrease      balance
                                                        ---------      --------      --------     --------
Deductible temporary differences:
  Securities                                            W   1,351        10,848             -       12,199
  Retirement and severance benefits                           342             -             -          342
                                                        ---------      --------      --------     --------
                                                            1,693        10,848             -       12,541
                                                        ---------      --------      --------     --------
Taxable temporary differences:
  Valuation gain using the equity method                 (203,714)     (388,641)     (186,896)    (405,459)
  Accrued income                                           (4,332)      (11,334)       (4,332)     (11,334)
  Deposit for severance benefit insurance                    (332)         (198)            -         (530)
  Other                                                        (4)            -           (20)         (16)
                                                        ---------      --------      --------     --------
                                                         (208,382)     (400,173)     (191,248)    (417,307)
                                                        ---------      --------      --------     --------
     Net                                                 (206,689)                                (404,766)

Unrealizable temporary differences on valuation gain
 using the equity method                                  191,135                                  386,200
                                                        ---------                                 --------
Net temporary differences                                 (15,554)                                 (18,566)
Tax effects of temporary differences                       (4,619)                                  (5,106)
Tax effects of tax loss carryforwards                       6,295                                   13,706
                                                        ---------                                 --------
Net tax effects                                             1,676                                    8,600
                                                        =========                                 ========
Tax effects recorded in financial statements (*)        W       -                                        -
                                                        =========                                 ========

(*) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards, which are not recognized as deferred taxes, is W49,842 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007 and W29,926 million in 2008.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

               (In millions of Won, except net earnings per share)

                                   (Unaudited)


(21) Earnings Per Share

     (a)  Earnings per share

          Earnings per common share is calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. The Company's ordinary income and net earnings per share for the quarters ended March 31, 2004 and 2003 are computed as follows:

                                                                     2004               2003
                                                                 ------------       -----------
Net earnings for period                                          W    145,616            56,434
Extraordinary loss (gain)                                                   -                 -
Dividends on preferred stock                                           28,628                 -
                                                                 ------------       -----------
Ordinary income available for common stock                            116,988            56,434
Weighted average number of common shares outstanding in share     294,401,300       292,361,125
                                                                 ------------       -----------
Ordinary income per share in Won                                 W        397               193
                                                                 ============       ===========
Net earnings per share in Won                                    W        397               193
                                                                 ============       ===========

     (b)  Diluted earnings per share

          For the quarter ended March 31, 2004, if convertible preferred stock and stock options exercised, 48,099,517 shares of common stocks would be issued, and if preferred stock converted into common stock on issue date, weighted average number of common shares outstanding is 339,760,809. However, diluted earnings per share for the quarter ended March 31, 2003 are not computed because stock options have no dilutive effect.

          Details of diluted ordinary / net earnings per share due to dilutive effect for the quarter ended March 31, 2004 are as follows:

Ordinary income available for common stock                        W    116,988
Add: dividends on convertible preferred stock                            4,062
     stock compensation costs                                              126
                                                                  ------------
Diluted ordinary income / net earnings                                 121,176
Weighted average number of common shares outstanding in share      339,760,809
                                                                  ------------
Diluted ordinary income per share in Won                          W        357
                                                                  ============
Diluted net earnings per share in Won                             W        357
                                                                  ============

     (c)  Securities applicable to common shares

                                                                                  Number of shares
                                                   Convertible period              to be issued
                                          ---------------------------------       ----------------
Redeemable convertible preferred stock    August 19, 2004 - August 18, 2007          44,720,603
Stock options                                   May 22, 2004 - May 22, 2008             958,596
Stock options                                  May 15, 2005 - June 15, 2009           1,119,258
Stock options                                March 26, 2006 - March 25, 2009          1,301,060
                                                                                     ----------
                                                                                     48,099,517
                                                                                     ==========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(22) Statements of Cash Flows


     Significant transactions not involving cash inflows or outflows for the quarters ended March 31, 2004 and 2003 are as follows:

                                                                             2004          2003
                                                                           --------       -------
Changes in capital adjustments due to the equity method                    W334,078        88,680
Changes in retained earnings due to the equity method                         1,917        12,476
Changes in unrealized gain on available-for-sale securities                       -           301
Stock options recorded as accounts receivable                                 1,378           945
Amortization offseted to retained earnings due to accounting change               -            20
Dividend payable recorded                                                   242,114       157,492
Appropriations of retained earnings as legal reserve                         36,223        60,393


(23) Condensed Financial Statements of Subsidiaries

     (a)  Balance sheets

     Condensed balance sheets of subsidiaries as of March 31, 2004 and December 31, 2003 are as follows:

                                                                              2004
                                                   ------------------------------------------------------------
                                                                                            Total stockholders'
        Subsidiaries                               Total assets        Total liabilities           equity
------------------------------                     ------------        -----------------    -------------------
Shinhan Bank                                       W 74,206,294            70,787,755             3,418,539
Chohung Bank                                         62,240,144            59,915,568             2,324,576
Goodmorning Shinhan Securities                        2,251,449             1,595,278               656,171
Shinhan Card                                          1,645,129             1,492,683               152,446
Shinhan Capital                                       1,222,488             1,119,741               102,747
Shinhan BNP Paribas ITMC                                 49,013                 2,914                46,099
Jeju Bank                                             1,702,026             1,602,587                99,439
SH&C Life Insurance                                     140,105               114,161                25,944
e-Shinhan                                                 3,989                   256                 3,733
Shinhan Macquarie                                        17,703                13,414                 4,289
Shinhan Credit Information                               12,657                 9,511                 3,146
                                                   ------------           -----------             ---------
                                                   W143,490,997           136,653,868             6,837,129
                                                   ============           ===========             =========

                                                                               2003
                                                   --------------------------------------------------------------
                                                                                              Total stockholders'
         Subsidiaries                              Total assets        Total liabilities             equity
------------------------------                     ------------        -----------------      -------------------
Shinhan Bank                                       W 70,066,189            66,550,821             3,515,368
Chohung Bank                                         59,227,864            57,289,224             1,938,640
Goodmorning Shinhan Securities                        2,928,017             2,290,044               637,973
Shinhan Card                                          1,778,191             1,620,555               157,636
Shinhan Capital                                       1,153,907             1,051,683               102,224
Shinhan BNP Paribas ITMC                                 47,461                 2,489                44,972
Jeju Bank                                             1,785,961             1,682,328               103,633
SH&C Life Insurance                                     114,012                87,970                26,042
e-Shinhan                                                 3,924                   225                 3,699
Shinhan Macquarie                                        11,255                 7,642                 3,613
Shinhan Credit Information                               13,588                 9,726                 3,862
                                                   ------------           -----------             ---------
                                                   W137,130,369           130,592,707             6,537,662
                                                   ============           ===========             =========

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(23) Condensed Financial Statements of Subsidiaries, Continued


     (b)  Statements of Earnings

          Condensed statements of earnings of subsidiaries for the quarters ended March 31, 2004 and 2003 are as follows:

                                                                    2004
                                   ----------------------------------------------------------------------
                                   Operating      Operating     Operating      Ordinary      Net earnings
      Subsidiaries                  revenue        expense    income (loss)  income (loss)      (loss)
--------------------------         ----------     ---------   -------------  -------------   ------------
Shinhan Bank                       W1,440,872     1,196,837      244,035       365,565         253,408
Chohung Bank                        1,479,113     1,438,160       40,953        36,740          36,120
Goodmorning Shinhan
 Securities (*)                       193,385       178,928       14,457        22,116          24,098
Shinhan Card                          108,895       114,080       (5,185)       (5,190)         (5,190)
Shinhan Capital                        56,245        43,435       12,810        12,141           8,309
Shinhan BNP
 Paribas ITMC (*)                       3,230         1,715        1,515         1,520           1,066
Jeju Bank                              32,539        36,528       (3,989)       (4,319)         (4,319)
SH&C life Insurance (*)                 7,880         8,532         (652)         (652)           (652)
e-Shinhan                                 638           624           14            34              34
Shinhan Macquarie (*)                   7,687         6,187        1,500         1,517             661
Shinhan Credit Information              9,248        10,149         (901)         (715)           (715)
                                   ----------     ---------      -------       -------         -------
                                   W3,339,732     3,035,175      304,557       428,757         312,820
                                   ==========     =========      =======       =======         =======

(*)  Operating results from January 1, 2004 to March 31, 2004 are reflected.


                                                                    2003
                                   ----------------------------------------------------------------------
                                   Operating      Operating     Operating      Ordinary      Net earnings
      Subsidiaries                  revenue        expense    income (loss)  income (loss)      (loss)
--------------------------         ----------     ---------   -------------  -------------   ------------
Shinhan Bank                       W1,209,894     1,046,614      163,280         133,524       93,472
Goodmorning Shinhan
 Securities (*)                       141,809       150,414       (8,605)         (5,370)     (20,022)
Shinhan Card                           98,728       133,088      (34,360)        (34,389)     (34,151)
Shinhan Capital                        41,870        36,580        5,290           5,051        3,528
Shinhan BNP
 Paribas ITMC (*)                       3,218         4,999       (1,781)         (1,910)      (1,351)
Jeju Bank                              35,596        36,319         (723)            557          557
SH&C life Insurance (*)                   545           258          287            (684)        (684)
e-Shinhan                                 572           940         (368)           (325)        (325)
Shinhan Macquarie (*)                   2,972         3,181         (209)            (24)        (148)
Shinhan Credit Information              2,230         1,897          333             338          338
                                   ----------     ---------      -------         -------      -------
                                   W1,537,434     1,414,290      123,144          96,768       41,214
                                   ==========     =========      =======         =======      =======

(*)  Operating results from January 1, 2003 to March 31, 2003 are reflected.

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(24) Financing and Operating Status of the Company and Subsidiaries

     The financing and operating status of the Company and its subsidiaries as of March 31, 2004 and December 31, 2003 are as follows:

     (a) Financing

                                                                            2004
                                             -------------------------------------------------------------
                                               Deposits        Borrowings    Debentures (*)       Total
                                             -----------       ----------    --------------    -----------
The Company                                  W         -          259,216       2,029,693        2,288,909
Shinhan Bank                                  41,113,275       13,772,304       9,565,011       64,450,590
Chohung Bank                                  40,970,152        5,527,186       6,085,658       52,582,996
Goodmorning Shinhan Securities                   665,469          205,394         161,000        1,031,863
Shinhan Card                                         182        1,379,594          70,000        1,449,776
Shinhan Capital                                        -          870,183          79,876          950,059
Jeju Bank                                      1,385,883           85,740          35,000        1,506,623
                                             -----------       ----------      ----------      -----------
                                             W84,134,961       22,099,617      18,026,238      124,260,816
                                             ===========       ==========      ==========      ===========

(*)  Net of discounts on debentures

                                                                            2003
                                              -------------------------------------------------------------
                                                Deposits        Borrowings    Debentures (*)       Total
                                              -----------       ----------    --------------    -----------
The Company                                   W         -          165,868       1,980,543        2,146,411
Shinhan Bank                                   41,991,839       10,621,963       9,115,997       61,729,799
Chohung Bank                                   40,030,091        5,711,922       6,424,165       52,166,178
Goodmorning Shinhan Securities                  1,032,769          657,838         161,000        1,851,607
Shinhan Card                                            -        1,318,182         259,991        1,578,173
Shinhan Capital                                         -          787,433         114,814          902,247
Jeju Bank                                       1,438,284           83,299          35,000        1,556,583
                                              -----------       ----------      ----------      -----------
                                              W84,492,983       19,346,505      18,091,510      121,930,998
                                              ===========       ==========      ==========      ===========

(*)  Net of discounts on debentures

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(24) Financing and Operating Status of the Company and Subsidiaries, Continued

     (b)  Operating

                                                                      2004
                                          -------------------------------------------------------------
                                                                           Cash and due
                                           Loans (*)        Securities      from bank           Total
                                          -----------       ----------     ------------     -----------
The Company                               W 2,080,476        6,547,254         217,082        8,844,812
Shinhan Bank                               50,701,374       14,846,741       2,569,015       68,117,130
Chohung Bank                               42,124,998       10,514,941       1,214,767       53,854,706
Goodmorning Shinhan Securities                255,834          825,811         775,329        1,856,974
Shinhan Card                                  984,494          625,397           4,079        1,613,970
Shinhan Capital                               897,052           65,264          83,952        1,046,268
Shinhan BNP Paribas ITMC                          448           10,295          30,901           41,644
Jeju Bank                                   1,290,952          226,931          39,435        1,557,318
SH&C Life Insurance                               171           54,547          14,737           69,455
e-Shinhan                                          36              107           2,225            2,368
Shinhan Macquarie                                   -                -           3,631            3,631
Shinhan Credit Information                          -                -             100              100
                                          -----------       ----------       ---------      -----------
                                          W98,335,835       33,717,288       4,955,253      137,008,376
                                          ===========       ==========       =========      ===========

(*)  Net of allowance for loan losses and present value discounts


                                                                      2003
                                          -------------------------------------------------------------
                                                                           Cash and due
                                           Loans (*)        Securities      from bank           Total
                                          -----------       ----------     ------------     -----------
The Company                               W 1,935,180        6,308,538           5,353        8,249,071
Shinhan Bank                               47,783,925       15,592,202       2,697,780       66,073,907
Chohung Bank                               42,701,666        9,208,341         548,249       52,458,256
Goodmorning Shinhan Securities                397,354        1,020,131       1,154,647        2,572,132
Shinhan Card                                1,058,667          682,841           3,886        1,745,394
Shinhan Capital                               899,140           54,388          58,232        1,011,760
Shinhan BNP Paribas ITMC                          176              680          29,498           30,354
Jeju Bank                                   1,326,103          243,024          21,122        1,590,249
SH&C Life Insurance                                44           38,650          38,511           77,205
e-Shinhan                                          36              107           2,160            2,303
Shinhan Macquarie                                   -                -           1,187            1,187
Shinhan Credit Information                          -                -           1,691            1,691
                                          -----------       ----------       ---------      -----------
                                          W96,102,291       33,148,902       4,562,316      133,813,509
                                          ===========       ==========       =========      ===========

(*)  Net of allowance for loan losses and present value discounts

                        Shinhan Financial Group Co., Ltd.

                                 March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(25) Contribution of Subsidiaries to the Company's Net Earning

     Effects under the equity method on the Company's net earnings for the quarters ended March 31, 2004 and 2003 are as follows:

                                                                     2004                         2003
                                                          --------------------------    ------------------------
                                                            Amount         Ratio (%)    Amount         Ratio (%)
                                                          --------         ---------   --------        ---------
Valuation gain accounted for by the equity method on:

  Shinhan Bank                                            W 92,982           59.78     W 93,722          144.81
  Chohung Bank                                              51,343           33.01            -               -
  Goodmorning Shinhan Securities                            10,005            6.43      (13,669)         (21.12)
  Shinhan Card                                              (4,690)          (3.02)     (29,150)         (45.03)
  Shinhan Capital                                            8,539            5.49       16,067          (24.82)
  Shinhan BNP Paribas ITMC                                     533            0.34         (675)          (1.04)
  Jeju Bank                                                 (2,855)          (1.84)      (1,254)          (1.94)
  SH&C Life Insurance                                         (326)          (0.21)        (342)          (0.53)
  e-Shinhan                                                     25            0.02         (239)          (0.37)
  Shinhan Macquarie                                            337            0.22          (76)          (0.12)
  Shinhan Credit Information                                  (365)          (0.22)         338            0.52
                                                          --------          ------     --------         -------
                                                           155,528          100.00       64,722          100.00
                                                                            ======                      =======
Other income                                                33,271                       18,525
Other expense                                              (43,183)                     (26,813)
                                                          --------                     --------
Net earnings for period                                   W145,616                     W 56,434
                                                          ========                     ========


(26) Allowance for Loan Losses of the Company and its Subsidiaries

     Changes in allowance for loan losses of the Company and its subsidiaries for the quarter ended March 31, 2004 and the year ended December 31, 2003 are as follows:

                                                                    2004
                                        --------------------------------------------------------------
                                        Beginning balance        Increase (decrease)    Ending balance
                                        -----------------        -------------------    --------------
The Company                                W    9,725                     730                10,455
Shinhan Bank                                  866,428                  54,391               920,819
Chohung Bank (*)                            1,686,350                  31,517             1,717,867
Goodmorning Shinhan Securities                 43,048                 (21,016)               22,032
Shinhan Card                                  118,609                  (3,289)              115,320
Shinhan Capital                                17,899                     683                18,582
Shinhan BNP Paribas ITMC                           14                       1                    15
Jeju Bank (*)                                  35,270                  10,456                45,726
SH&C Life Insurance                                 1                       3                     4
e-Shinhan                                           8                      (2)                    6
Shinhan Macquarie                                  98                      34                   132
Shinhan Credit Information                         36                     (27)                    9
                                           ----------                 -------             ---------
                                           W2,777,486                  73,481             2,850,967
                                           ==========                 =======             =========

(*) W32,363 million of additional allowance for loan losses is included in ending balance.

                        Shinhan Financial Group Co., Ltd.

                                March 31, 2004

                              (In millions of Won)

                                   (Unaudited)


(26) Allowance for Loan Losses of the Company and its Subsidiaries, Continued

                                                                      2003
                                       ----------------------------------------------------------------
                                       Beginning balance         Increase (decrease)     Ending balance
                                       -----------------         -------------------     --------------
The Compnay                                W    3,846                    5,879                9,725
Shinhan Bank                                  565,844                  300,584              866,428
Chohung Bank (**)                           1,604,607                   81,743            1,686,350
Goodmorning Shinhan Securities (*)             87,442                  (44,394)              43,048
Shinhan Card                                   96,074                   22,535              118,609
Shinhan Capital (*)                            33,787                  (15,888)              17,899
Shinhan BNP Paribas ITMC                            8                        6                   14
Jeju Bank (*) (**)                             29,318                    5,952               35,270
SH&C Life Insurance                                 -                        1                    1
e-Shinhan                                           1                        7                    8
Shinhan Macquarie                                  22                       76                   98
Shinhan Credit Information                          -                       36                   36
                                           ----------                  -------            ---------
                                           W2,420,949                  356,537            2,777,486
                                           ==========                  =======            =========

(*) W12,952 million of additional allowance for loan losses is included in beginning balance.

(**) W28,170 million of additional allowance for loan losses is included in ending balance.


(27) Economic Environment

     In common with other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company may be either directly or indirectly affected by these economic conditions and the reform program described above. The accompanying non-consolidated financial statements reflect management's assessment of the impact to date of the economic environment on the financial position and results of operations of the Company. Actual results may differ materially from management's current assessment.